As filed with the Securities and Exchange Commission on October 10, 2018

Registration Nos. 333-214924 – 214924-13

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-4

Registration Statement 333-214924 – 214924-13

Under

The Securities Act of 1933

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

See “Table of Additional Registrants” for information regarding additional Registrants

DELAWARE	2221	42-1558674
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard

Youngsville, North Carolina 27596

(919) 526-1400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Phillip B. Kennedy

Executive Vice President, General Counsel & Secretary

14101 Capital Boulevard

Youngsville, North Carolina 27596

(919) 526-1414

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Latham & Watkins LLP

555 11th Street N.W.

Suite 1000

Washington, DC 20004

Attn.: William P. O’Neill

Kilpatrick Townsend & Stockton, LLP

1100 Peachtree Street, Suite 2800

Atlanta, Georgia 30309-4528

Attention: W. Benjamin Barkley

Approximate date of commencement of proposed sale to the public:  Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

TABLE OF ADDITIONAL REGISTRANTS

Exact name of guarantor as specified in its charter(1)	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number
Huyck Licensco Inc.	Delaware	2221	06-1260434
JJ Plank Company, LLC	Delaware	2221	81-1601396
Robec Brazil LLC	Delaware	2221	20-3318360
Stowe Woodward LLC	Delaware	2221	84-1694102
Stowe Woodward Licensco LLC	Delaware	2221	06-1260436
Wangner Itelpa I LLC	Delaware	2221	43-2073561
Wangner Itelpa II LLC	Delaware	2221	43-2073562
Weavexx, LLC	Delaware	2221	05-0387869
Xerium Asia, LLC	Delaware	2221	20-8863367
Xerium III (US) Limited	Delaware	2221	51-0394460
Xerium IV (US) Limited	Delaware	2221	51-0394461
Xerium V (US) Limited	Delaware	2221	51-0394462
XTI LLC	Delaware	2221	20-1296754

(1)

The address for each of the additional registrants is c/o Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, North Carolina 27615, and the telephone number, including area code, of the additional registrants at that address is (919) 526-1400.

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the Registration Statement filed by Xerium Technologies, Inc. and the additional registrants set forth in the “Table of Additional Registrants” above (collectively, the “Registrants”) on Form S-4 (Nos. 333-214924 – 214924-13) (the “Registration Statement”), which was filed with the Securities and Exchange Commission on December 6, 2016.

The offering registered by the Registration Statement has been completed and is terminated. In accordance with the undertakings made by the Registrants in the Registration Statement, the Registrants hereby remove from registration all securities of the Registrants registered but unsold under the Registration Statement as of the filing date of this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the Registrants has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on October 10, 2018.

XERIUM TECHNOLOGIES, INC.

HUYCK LICENSCO INC.

JJ PLANK COMPANY, LLC

ROBEC BRAZIL LLC

STOWE WOODWARD LLC

STOWE WOODWARD LICENSCO LLC

WANGNER ITELPA I LLC

WANGNER ITELPA II LLC

WEAVEXX, LLC

XERIUM ASIA, LLC

XERIUM III (US) LIMITED

XERIUM IV (US) LIMITED

XERIUM V (US) LIMITED

XTI LLC

By:	/s/ Phillip B. Kennedy
Phillip B. Kennedy
(pursuant to Rule 478 under the Securities Act)